UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________ Form 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026
EASTMAN KODAK COMPANY (Exact name of registrant as specified in its charter)
NEW JERSEY (State or other jurisdiction of incorporation)	1-87 (Commission File Number)	16-0417150 (IRS Employer Identification No.)
343 State Street Rochester, NY 14650 (Address of principal executive offices with zip code)
(800) 356-3259 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, the Compensation, Nominating and Governance Committee (the “Committee”) of the Board of Directors of Eastman Kodak Company (the “Company”) approved changes in compensation for certain executive officers. First, the annual base salaries for Roger Byrd, General Counsel, Secretary and Senior Vice President, and Richard Michaels, Chief Accounting Officer and Corporate Controller, were increased to $400,000 and $305,000, respectively, effective January 1, 2026, with the additional amounts for prior pay periods to be paid in arrears in November 2026. Second, the target annual incentive award under the Company’s Functional Group Management Bonus Plan (the “MBP”) for David Bullwinkle, Chief Financial Officer and Senior Vice President, and Messrs. Byrd and Michaels were increased to 50%, 50% and 35% of their annual base salary, respectively, effective as of the 2026 fiscal year (payable in 2027). Finally, the Committee revised the annual incentive awards under the MBP for Messrs. Bullwinkle and Byrd, to provide for 70% of the amount earned to be paid in cash and the remaining 30% to be paid with the grant of restricted stock units that will vest on December 31 of the year of the grant, subject to their continued employment through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

(Registrant)

/s/ Roger W. Byrd

Roger W. Byrd

General Counsel, Secretary and Senior Vice President

Date: November 5, 2026